Exhibit 10.1
                         THE HOME INSURANCE COMPANY
                               59 MAIDEN LANE
                                 TERM SHEET
                               AUGUST 1, 1997

     CASH:               (a)  Home to pay $49,850,000 ("Cash Payment")
                              to Stroock & Stroock & Lavan, LLP, as
                              escrow agent ("Escrow Agent"), upon
                              Escrow Agreement Execution (as
                              hereinafter defined) to be held in
                              escrow until the closing ("Closing")
                              occurs in accordance herewith. Interest will be paid to the party who is paid the Cash Payment. Escrow Agreement
                              Execution shall be the date when the
                              parties have signed an escrow agreement
                              with the Escrow Agent. The Cash Payment will accrue interest ("Interest") at the three month T-bill rate until Closing or such shorter investment period required to conform to an anticipated date of Closing.

                         (b)  Home will consent to the irrevocable
                              release of the funds currently being
                              held by Albert Sontag, as temporary
                              receiver, together with accrued interest
                              (and such additional funds which may be
                              recovered from Mr.Sontag), to the
                              Trustee upon the Escrow Agreement
                              Execution. In the event that either (i) the Closing contemplated hereunder does not occur or (ii) the Closing occurs but the components of the settlement (or any part thereof) contemplated hereunder are avoided or rendered null and void in the context of a Rehabilitation (as defined below) or otherwise, then the funds delivered to the Trustee under this subparagraph (b) shall remain the property of the Trustee and shall be deemed applied in respect of Justice Norman C. Ryp's order dated December 30, 1996 entered in the action styled The Home Insurance Company v. Olympia & York Maiden Lane Company et al. (Index No. 603714/96).

                         (c)  The funds held by the Escrow Agent will
                              be paid to the Trustee at the Closing.
                              The Closing will occur promptly after
                              all parties have approved the
                              transaction including (i) the Insurance
                              Commissioner of the State of New
                              Hampshire (the "Commissioner") and (ii)
                              the 59 Maiden Lane Bondholders pursuant
                              to a process reasonably satisfactory to
                              all parties.

                         (d) The Base Annual Rent and additional rent (except with respect to the special services described below) payable under the New Lease (as hereinafter defined) will be paid to the Escrow Agent and shall constitute an additional Cash Payment to be held pursuant to the terms of the Escrow Agreement. Such amounts for the period from June 1, 1997 to the Escrow Agreement Execution will be paid on the date of the Escrow Agreement Execution. Thereafter, Base Annual Rent and additional rent will be paid monthly to the Escrow Agent and shall constitute an additional Cash Payment to be held pursuant to the terms of the Escrow Agreement. Certain special services being provided by the Landlord, including cooling capacity for the main frame computer located on the 4th Floor, shall be paid by Home on a monthly basis directly to the Trustee in accordance with the present practice.

     SUBTENANT INCOME:        Commencing at Escrow Agreement Execution
                              and prior to Closing, Home will cause
                              all of its sublet income (the "Sublet
                              Income") received for the period June 1, 1997 and thereafter to be paid on a current basis to the Escrow Agent as, if and when collected from the subtenants and which security deposits, if any, and Sublet Income shall constitute an additional Cash Payment to be held pursuant to the terms of the Escrow
                              Agreement.  After Closing, Home will
                              cause the Sublet Income, to the extent
                              paid, to be paid directly to the Trustee and shall, at the option of the Landlord/Trustee, assign the subleases directly to the Landlord/Trustee. To the extent that the Landlord/Trustee causes Home to assign the subleases directly to the Landlord/Trustee, Home shall also transfer all security deposits, if any, in respect of the assigned subleases to the
                              Landlord/Trustee.  Home shall promptly
                              deliver to the Trustee (i) a list of all the subtenants including floor space, the expiration dates of the subleases and payment terms, and (ii) copies of the subleases.

     TAX CERTIORARI:          Home will control (in coordination with
                              the Landlord/Trustee) all tax cert
                              proceedings and be entitled to its pro-
                              rata share of any recovery from all tax
                              cert proceedings for the open years
                              through June 30, 1996.  Home will
                              indemnify the Landlord/Trustee for any
                              liability resulting from or arising out
                              of the acts of Home and its counsel with respect to such tax cert proceedings in connection with any claims asserted by a tenant or other party claiming rights in the tax cert proceedings, unless the Landlord/Trustee has consented to the acts of Home and/or its counsel.
                              Landlord/Trustee may retain its own cert attorney who will be invited to all meetings with the City of New York. Any settlement of any tax cert proceedings proposed by Home will be subject to the reasonable consent of Landlord/Trustee.

     OTHER CLAIMS:            Landlord/Trustee will not release and
                              the parties hereto expressly acknowledge that it is the intention that any fraudulent conveyance claims (and any claims related to the fraudulent conveyance claims) Landlord/Trustee may have against Zurich Insurance Company and related companies (collectively,
                              "Zurich") in connection with the action
                              styled Marine Midland Bank v. Zurich
                              Insurance Company, Centre Reinsurance
                              International Company, Centre Reinsurance
                              Dublin, Risk Enterprise Management Limited, and The Home Insurance Company (the "Fraudu-lent Conveyance Action") are preserved
                              (except that Landlord/Trustee agrees not to seek monetary damages against REM).
                              Home agrees that $64,922,134 reduced by
                              any rent paid under the New Lease (as
                              defined below) and any Sublet Income
                              from and after June 1, 1997 to the
                              extent that such amounts are received by the Landlord/Trustee (the "Balance") remains due and owing to the Landlord/Trustee after the Closing, but will only be payable by Home as described below in connection with the Structure. The parties will structure
                              ("Structure") the transaction to
                              preserve the alleged claims against
                              Zurich in the Fraudulent Conveyance
                              Action.  The Structure will be the
                              granting of a guaranty by Home that if
                              Landlord/Trustee obtains a judgment
                              against Zurich in the Fraudulent
                              Conveyance Action and Zurich is unable
                              to pay such judgment, then Home will be
                              responsible for the payment thereof. In no event will Home be liable for more than the Balance and any costs to the extent awarded by a court against Zurich in the Fraudulent Conveyance Action.
                              Skadden, Arps will deliver a reasoned
                              opinion that the Structure will provide
                              Landlord/Trustee with standing to
                              maintain the Fraudulent Conveyance
                              Action and that the claims set forth in
                              the Fraudulent Conveyance Action shall
                              not be deemed satisfied or rendered moot as to Zurich as a result of the settlement evidenced hereby and in the definitive documents. The form of the Skadden, Arps opinion will be delivered prior to Contract Execution and the final opinion will be delivered at Closing. If Zurich pays any money to Home in respect of any judgment rendered in or any settlement of the Fraudulent
                              Conveyance Action (other than funds paid by Zurich to Home under valid indemnification obligations for legal fees and expenses), Home shall immediately pay such funds to the Trustee. No release will be given by the Landlord/Trustee regarding its alleged fraudulent conveyance claims against Home and Home intends to vigorously defend such claims. Home will not grant a release to Zurich of the claims set forth in the Fraudulent
                              Conveyance Action.

     COMMISSIONER'S
     ASSURANCES:              Prior to the Closing, the Commissioner
                              shall grant the following assurances
                              that it can grant that (i) the
                              transaction described herein will not be adversely affected by a liquidation or rehabilitation of Home (collectively,
                              "Rehabilitation"), (ii) it will not
                              attempt to avoid or recover any funds
                              paid hereunder or in accordance with the terms hereof, (iii) it will not attempt to block payment of rent set forth herein from being paid to
                              Landlord/Trustee, subject to the
                              occurrence of a Rehabilitation, and (iv) if the Landlord/Trustee prevails in the Fraudulent Conveyance Action, the
                              Commissioner will not attempt to avoid
                              or recover any funds payable by Zurich
                              or Home.  If the components of the
                              settlement hereby (or any part thereof)
                              are avoided or rendered null and void in the context of a Rehabilitation or otherwise, then all parties' claims and defenses will be reinstated as if the transaction described herein had never been consummated, provided however, that the funds released by Albert Sontag shall remain the property of the Trustee.

     LEGAL OPINIONS:          Home will use reasonable efforts to
                              deliver the form of a reasoned opinion
                              of counsel (based upon various
                              assumptions) upon Contract Execution
                              that in the event of a Rehabilitation
                              (a) the preference period applicable to
                              the distribution of the Cash Payments to the Trustee will commence on the date of Contract Execution or such later date of payment (although counsel will consider the Escrow Agreement Execution to be the possible date of such commencement) and
                              (b) such preference period will be four
                              (4) months.  Contract Execution will be
                              deemed to be the date the parties
                              execute mutually acceptable, binding
                              agreements, incorporating the terms
                              contained in this Term Sheet, which date must occur on or prior to the Deadline set forth herein. The final opinion, if any, will be delivered at Closing.

     MUTUAL RELEASES:         At Closing, the parties (and Home
                              Holdings, Inc. and REM) will deliver
                              mutual releases with respect to the
                              claims and counterclaims which are or
                              might have been asserted in the
                              litigation The Home Insurance Company
                              vs. Olympia & York Maiden Lane Company,
                              et al. (Index No. 603714/96) (the "Rent
                              Action").  Excluded from such releases
                              will be the Balance owed to the
                              Landlord/Trustee by Home provided that
                              such exclusion shall not provide
                              Landlord/Trustee with a basis to seek a
                              recovery against REM or Home, except
                              under the Structure, in connection with
                              the Fraudulent Conveyance Action.

     LEASE: Home and Landlord/Trustee will execute a new lease (the "New Lease") for a period of 3 years and 7 months pursuant to the following terms:

          *    SPACE/AREA:    From June 1, 1997 through January 1,
                              1998, Home will occupy approximately
                              271,000 sf.  Home will occupy
                              approximately 195,000 sf commencing
                              January 1, 1998 through December 31,
                              1998.  Thereafter Home will occupy
                              approximately 147,000 sf.  Home will
                              continue to occupy storage space in the
                              plaza and basement areas containing
                              approximately 14,000 sf.

          *    COMMENCEMENT
               DATE:          June 1, 1997.

          *    TERM:          Three years and seven months commencing
                              June 1, 1997.

          *    BASE ANNUAL
               RENTAL RATE:   *    June 1, 1997 to December 31, 1998:
                                   $25.00 psf
                              *    January 1, 1999 to December 31,
                                   1999:  $26.00 psf
                              *    January 1, 2000 to December 31,
                                   2000:  $27.00 psf
                              *    Storage Space:  $8.00 psf

          *    RENT
               COMMENCEMENT:  June 1, 1997.

          *    ELECTRIC:      $2.00 psf (not included in Base Annual
                              Rental Rate).  The plaza and basement
                              will be excluded from this payment.

          *    ESCALATIONS:   Home to pay its proportionate share of
                              increases in the building's actual
                              operating costs and Real Estate taxes
                              over the 1997 calendar year for
                              operating expenses and the July 1, 1996
                              to June 30, 1997 fiscal year for real
                              estate taxes (as finally determined
                              pursuant to a cert proceeding).

          *    GUARANTY:      Risk Enterprise Management Limited
                              ("REM") will guaranty the payment of
                              Base Annual Rent and additional rent by
                              Home pursuant to the New Lease
                              commencing on June 1, 1997 and ending on the earlier of (a) December 31, 2000,
                              (b) the date REM ceases for any reason
                              whatsoever to manage Home or (c) the
                              occurrence of a Rehabilitation.

          *    BUILDING
               SERVICES:      Landlord shall provide all services
                              normally provided in a first-class
                              building including, without limitation,
                              heating, ventilating and air
                              conditioning, maintenance and repair,
                              elevator service, cleaning, security,
                              etc.  The cost for providing such
                              services will either be included in
                              Escalations (as set forth above) or paid directly by tenant (as currently provided in the existing lease).
                              Landlord will provide cooling capacity
                              for the mainframe computer located on
                              the 4th floor, if required, to be paid
                              by tenant based upon the existing lease.

          *    BROKERAGE
               FEES:          None.

          *    CONDITION OF
               PREMISES:      Home shall take the premises described
                              herein in its "as is" condition as of
                              the date of Closing.  Home expressly
                              waives its right to assert any of the
                              claims or defenses that it asserted in
                              the Rent Action as a defense to the
                              payment of rent or any other charges due under the New Lease.

     DEADLINES:               The parties will (a) execute and deliver
                              the documents required for the Contract
                              Execution no later than August 31, 1997
                              and (b) complete the Closing no later
                              than December 31, 1997, unless (i) such
                              dates are extended by mutual agreement
                              of the parties or (ii) in the event that a bankruptcy proceeding is filed by or against Olympia & York Maiden Lane
                              Company LLC and/or Olympia & York Maiden
                              Lane Finance Corp., the Closing date may be extended until the conclusion or dismissal of such bankruptcy proceeding(s).

     STANDSTILL AGREEMENT:    The parties shall enter into a
                              stipulation whereby such parties agree
                              that, prior to September 1, 1997 or such later date as shall be agreed to by all of the parties, (a) Home need not post a surety bond in order to stay execution on the judgment issued on July 2, 1997,
                              (b) Landlord/Trustee shall not take any
                              actions to execute on the judgment and
                              (c) no pleadings shall be filed by Home
                              to the Appellate Division, including the appeal of the July 2, 1997 judgment.

     AGREED AND CONSENTED TO:

     THE HOME INSURANCE COMPANY         MARINE MIDLAND BANK, AS
                                          SUCCESSOR INDENTURE TRUSTEE

     By: /s/ Charles E. Callahan         By:  /s/ Metin Caner
      Name:  Charles E. Callahan         Name:  Metin Caner
      Title: President & Chief           Title: Vice President
             Operating Officer

     RISK ENTERPRISE MANAGEMENT         MITCHELL E. RUDIN, AS RECEIVER
       LIMITED                            FOR OLYMPIA & YORK MAIDEN
                                          LANE COMPANY

     By: /s/ Richard H. Hershman        By: /s/ Mitchell E. Rudin
      Name: Richard H. Hershman             Mitchell E. Rudin
      Title: Executive Vice President,
             Chief Financial Officer &
             Treasurer